Exhibit 10.GG



                             DONALDSON COMPANY, INC.
                               EXCESS PENSION PLAN
                               (2005 RESTATEMENT)


             As Amended and Restated Effective as of January 1, 2005

                             DONALDSON COMPANY, INC.
                               EXCESS PENSION PLAN
                               (2005 RESTATEMENT)


                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.            HISTORY AND PURPOSE.....................................1

                      1.1.     History
                      1.2.     Purpose

SECTION 2.            DEFINITIONS.............................................2

                      2.1.     Account
                      2.2.     Affiliate
                      2.3.     Beneficiary
                      2.4.     Board
                      2.5.     Change of Control
                               2.5.1.  Affiliate
                               2.5.2.  Beneficial Owner
                               2.5.3.  Exchange Act
                               2.5.4.   Person
                      2.6.     Code
                      2.7.     Committee
                      2.8.     Company
                      2.9.     Compensation
                      2.10.    Compensation Credit
                      2.11.    Deferral Credit
                      2.12.    Deferred Compensation Plan
                      2.13.    Disability, Disabled
                      2.14.    Effective Date
                      2.15.    Eligible Employee
                      2.16.    ERISA
                      2.17.    Participant
                      2.18.    Pay Credit
                      2.19.    Pension Account Balance
                      2.20.    Pension Plan
                      2.21.    Plan
                      2.22.    Plan Year
                      2.23.    Termination of Employment
                      2.24.    Vested

SECTION 3.           ELIGIBILITY AND PARTICIPATION...........................7

                     3.1.     Eligibility
                     3.2.     Commencement of Participation
                     3.3.     Termination of Participation
                     3.4.     Overriding Exclusion

SECTION 4.           CREDITED AMOUNTS........................................9

                     4.1.     Compensation Credit
                     4.2.     415 Credit
                     4.3.     Vesting

SECTION 5.           TIME AND MANNER OF PAYMENTS............................10

                     5.1.     Time of Payment
                     5.2.     Manner of Payment
                     5.3.     Changes in Time and Manner of Payment
                     5.4.     Change of Control Distributions
                     5.5.     Death Benefit
                     5.6.     Beneficiary Designation

SECTION 6.           ACCOUNTS...............................................13

                     6.1.     Participant Accounts
                     6.2.     Investment of Accounts
                     6.3.     Charges Against Accounts

SECTION 7.           FUNDING................................................14

                     7.1.     Funding
                     7.2.     Corporate Obligation

SECTION 8.           FORFEITURE OF BENEFITS.................................15


SECTION 9.           ADMINISTRATION.........................................16

                     9.1.     Authority
                     9.2.     Liability
                     9.3.     Procedures
                     9.4.     Claim for Benefits
                     9.5.     Claims Procedure
                              9.5.1.   Original Claim
                              9.5.2.   Claims Review Procedure
                              9.5.3.   General Rules
                     9.6.     Payments upon Imposition of Federal or State Taxes
                     9.7.     Legal Fees

                     9.8.     Errors in Computations

SECTION 10.          MISCELLANEOUS..........................................20

                     10.1. Not an Employment Contract
                     10.2. Nontransferability
                     10.3. Tax Withholding
                     10.4. Expenses
                     10.5. Governing Law
                     10.6. Amendment and Termination
                     10.7. Rules of Interpretation

                             DONALDSON COMPANY, INC.
                               EXCESS PENSION PLAN
                               (2005 RESTATEMENT)


                                    SECTION 1

                               HISTORY AND PURPOSE

1.1. HISTORY. Since 1987, Donaldson Company, Inc. has maintained an unfunded, nonqualified deferred compensation for a select group of highly compensated employees, originally known as the "DONALDSON COMPANY, INC. EXCESS BENEFIT PLAN" and renamed effective August 31, 1997 as the "DONALDSON COMPANY, INC. EXCESS PENSION PLAN". The Plan, in its most current amended and restated form, is maintained under a document effective August 1, 2003 (the "Prior Plan Statement"). Effective as of January 1, 2005, Donaldson Company, Inc. hereby amends and restates the Plan in the manner hereinafter set forth. Credits made to the Plan which relate entirely to services performed on or before December 31, 2004 shall continue to be governed under the terms of the Prior Plan Statement. Credits which relate all or in part to services performed on or after January 1, 2005 shall be made subject to the terms of this Plan statement, the terms of which are intended to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004.

1.2. PURPOSE. The purpose of this Plan is to enable the Company to replace benefits that will not be paid to a select group of management or highly compensated employees under the Donaldson Company, Inc. Salaried Employees' Pension Plan because of: (i) the limitation on benefits under section 415 of the Code, (ii) the compensation limitation under section 401(a)(17) of the Code, and
(iii) the voluntary deferral of compensation under the nonqualified deferred compensation plan maintained by Donaldson Company, Inc. known as the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan and prior nonqualified deferred compensation arrangements.

                                    SECTION 2

                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. ACCOUNT -- the account established under this Plan for a Participant pursuant to Section 6.1.

2.2. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.3. BENEFICIARY -- any person or entity validly designated by the Participant in accordance with Section 5 to receive the benefits, if any, payable from the Participant's Account after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.4. BOARD -- the Board of Directors of the Company.

2.5. CHANGE OF CONTROL -- a "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

     (b) (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the

          Company's stockholders was approved or recommended by a vote of at least two thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

     (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Solely for purposes of this Section 2.5, the following words and phrases shall have the following meanings:

     2.5.1. AFFILIATE -- an "affiliate" within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     2.5.2. BENEFICIAL OWNER -- a "beneficial owner" within the meaning of Rule 13d-3 under the Exchange Act.

     2.5.3. EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended from time to time.

     2.5.4. PERSON -- a "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.6. CODE -- the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.7. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.8. COMPANY -- Donaldson Company, Inc. and, except in determining under Section
2.5 hereof whether or not any Change of Control has occurred, shall include any successor by merger, purchase or otherwise.

2.9. COMPENSATION -- the amount of remuneration paid to an Eligible Employee that was treated as "Compensation" for the purpose of calculating Pay Credits.

2.10. COMPENSATION CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.1.

2.11. DEFERRAL CREDIT -- any amount credited to an Eligible Employee under
Section 4.1, 4.2 or 4.3 of the Deferred Compensation Plan.

2.12. DEFERRED COMPENSATION PLAN -- the nonqualified deferred compensation plan known as the "Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan," as amended from time to time.

2.13. DISABILITY, DISABLED -- a physical or mental impairment which constitutes total and permanent disability and during which the Eligible Employee is not receiving any payments of an Early Retirement Pension or a Vested Benefit under the Pension Plan, and the Eligible Employee either:

     (a) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; or

     (b) is eligible to receive and is actually receiving (after the applicable waiting period) benefits under the federal Social Security Act as in effect at the time of the Disability.

Notwithstanding the foregoing, the terms Disability and Disabled shall at all times be interpreted in a manner so as not to violate section 409A of the Internal Revenue Code.

2.14. EFFECTIVE DATE -- the amended and restated Plan document as set forth herein is effective as of January 1, 2005.

2.15. ELIGIBLE EMPLOYEE -- any executive employee of the Company or its Affiliates who, for the Plan Year at issue, meets all of the requirements of
Section 3.1.

2.16. ERISA -- the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.17. PARTICIPANT -- an Eligible Employee or a former Eligible Employee of the Company or its Affiliates who has any amount credited to his or her Account in this Plan.

2.18. PAY CREDIT -- a pay-related amount credited to the Pension Account Balance of a Participant under the Pension Plan.

2.19. PENSION ACCOUNT BALANCE -- the Participant's "Account Balance" in the Pension Plan, as defined under by Pension Plan.

2.20. PENSION PLAN -- the tax-qualified pension plan known as the "Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement)," as amended from time to time.

2.21. PLAN -- the Donaldson Company, Inc. Excess Pension Plan as set forth herein, and as the same may be amended from time to time.

2.22. PLAN YEAR -- the twelve (12) consecutive month period ending on any July
31.

2.23. TERMINATION OF EMPLOYMENT -- the complete severance of an employee's employment relationship with the Company and all Affiliates, if any, for any reason other than the employee's death or Disability.

2.24. VESTED -- nonforfeitable.

                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. An executive employee of the Company or its Affiliates shall be an Eligible Employee for a Plan Year if the executive employee is affirmatively selected by the Committee, and:

     (a)  the employee is entitled to a Pay Credit for the Plan Year and

          (i) the employee's rate of Compensation for the Plan Year exceeds the annual compensation limit then in effect under Code section 401(a)(17), or

          (ii) the employee elects to have a portion of his or her Compensation credited as a "Deferral Credit" under the Deferred Compensation Plan, or

     (b) the employee has a Termination of Employment during the Plan Year, and the Pension Plan benefit payable to the employee at the earliest opportunity following such Termination of Employment is limited by reason of the limitation on benefits under Code section 415.

Committee selections shall continue in effect until rescinded by the Committee. The Committee may rescind its selection of an Eligible Employee and discontinue an employee's active participation in the Plan at any time. In connection with an Eligible Employee's commencement of participation in the Plan, the Eligible Employee shall elect the time and form of payment of such Participant's Account as permitted under Section 5, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the election form must be completed and timely delivered to the Committee and accepted by the Committee within thirty (30) days after the Participant first becomes eligible to participate in the Plan.

3.2. COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan when the Eligible Employee is first credited with any amount pursuant to Section 4.

3.3. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all amounts credited to the Participant's Account have been paid in full.

3.4. OVERRIDING EXCLUSION. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and upon demand such person shall be obligated to reimburse the Company for all amounts erroneously paid to him or her.

                                    SECTION 4

                                CREDITED AMOUNTS

4.1. COMPENSATION CREDIT. The Account of each employee who is an Eligible Employee for a Plan Year shall be credited with a Compensation Credit for that Plan Year equal to the amount, if any, of the Pay Credits the Eligible Employee did not receive under the Pension Plan, but would have been entitled to receive under the Pension Plan for that Plan Year if:

     (a) the Eligible Employee had not elected to have Deferral Credits credited to his or her account under the Deferred Compensation Plan; and

     (b) the Eligible Employee's Compensation for purposes of the Pension Plan was not limited by the annual compensation limit under section 401(a)(17) of the Code.

4.2. 415 CREDIT. The Eligible Employee's Account, for the Plan Year in which an Eligible Employee's Termination of Employment occurs, also shall be credited with a one-time Compensation Credit equal to the difference, if any, between the amount that would be payable to the Eligible Employee under the Pension Plan if the Eligible Employee received his or her entire benefit under the Pension Plan in the form of a single lump-sum distribution at the earliest opportunity following such Termination of Employment, and the amount that would have been so payable if the limitation on benefits under Code section 415 did not apply. In the event a former Participant is rehired after receiving a payment under this Plan and the individual later becomes entitled to another payment from this Plan, the amount credited pursuant to this Section 4.3 shall be reduced (but not to less than zero) by any amounts previously credited under this Section.

4.3. VESTING. Subject to the forfeiture provisions of Section 8, the Account of a Participant shall be 100% Vested at all times after the Participant becomes Vested in his or her benefits under the Pension Plan.

                                    SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of a Participant's Account under the Plan will commence as soon as administratively feasible after (but not later than December 31 of the Plan Year in which occurs, or if later, sixty (60) days following) the earliest of the following events:

     (a)  the Participant's death;

     (b)  the Participant's Disability;

     (c) the date that is twenty four (24) months following the Participant's Termination of Employment; or

     (d) a date of distribution selected by the Participant (at the time the Participant first becomes eligible to participate, on a form prescribed by the Committee), which may be:

          (i)  a fixed, specified date (E.G., January 1, 2010); or

          (ii) a date that is a specified number of months after the Participant's Termination of Employment (not to exceed twenty four (24) months); provided, however, that where payment under this paragraph (d)(ii) is made to any "key employee" (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

5.2. MANNER OF PAYMENT. A Participant's Account will be paid in cash to the Participant in either a single lump-sum payment or in annual installments over a period of not more than twenty (20) years. The Participant must elect a manner of payment at the time the Participant elects his or her date of distribution pursuant to Section 5.1(d). Notwithstanding the foregoing, the following special rules shall apply:

     (a) in the case of the Participant's death or Disability, payment shall be in a single lump sum.

     (b)  if the Participant's Account upon commencement of distribution under
          Section 5.1 is less then Ten Thousand Dollars ($10,000), payment shall be in a single lump sum.

     (c) in the event no election was made by the Participant, payment shall be in a single lump sum.

5.3. CHANGES IN TIME AND MANNER OF PAYMENT. Notwithstanding the foregoing, a Participant who is actively employed by the Company may make a new election concerning selection of the time and form of payment authorized pursuant to this
Section 5.3, subject to the following limitations:

     (a) Such election must be submitted to and accepted by the Committee at least twelve (12) months prior to the date a distribution to the Participant would otherwise have been made or commenced;

     (b) The election shall have no effect until at least twelve (12) months after the date on which the election is made;

     (c) The election may change the time when payment shall commence but only if the new date selected by the Participant for commencement shall be a date that is at least five (5) years from the prior date of distribution selected by the Participant;

     (d) The election may reduce or extend the number of installment payments (subject to the limitations in Section 5.2) so long as the initial installment is delayed at least five (5) years from the date distribution would have otherwise commenced; and

     (e)  If the participant changes the time and/or form of payment under this
          Section 5.3, payment shall commence as soon as administratively feasible after (but not later than December 31 of the Plan Year in which occurs, or if later, sixty (60) days following) the earliest of the following events:

          (i)  the Participant's death;

          (ii) the Participant's Disability; or

          (iii) the new date selected by the Participant for commencement.

5.4. CHANGE OF CONTROL DISTRIBUTIONS. Notwithstanding any other provision of this Plan, in the event of a Change of Control, each Participant who incurs a Termination of Employment with the Company for any reason during the two (2) year period following such Change of Control shall receive within ten (10) business days after the date of termination a lump sum payment of the entire balance contained in the Participant's Account; provided, however, that with respect to any Participant who separated from service before the date of a Change of Control, the balance of the Participant's Account shall be paid at the time and in the manner as elected by the Participant under this Section 5 hereof (and shall not be commuted to a lump sum or otherwise accelerated by the Change of Control). Where payment under this
Section 5.4 is made to any "key employee" (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

5.5. DEATH BENEFIT. In the event of a Participant's death, the Company shall pay the amount of the Participant's Account as of the date of death (as adjusted from time to time pursuant to Section 6.2) in a lump-sum to the Participant's designated Beneficiary as soon as administratively feasible after the Participant's death (but not later than December 31 of the Plan Year in which the Participant's death occurs, or if later, sixty (60) days following such death). Payment to a Participant's designated Beneficiary shall be in cash.

5.6. BENEFICIARY DESIGNATION. A Participant shall submit to the Company upon initial designation as an Eligible Employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, the Participant's Account shall be distributed to those persons entitled to receive the Participant's benefit under the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement), as amended from time to time.

                                    SECTION 6

                                    ACCOUNTS

6.1. PARTICIPANT ACCOUNTS. The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the Compensation Credits and any Initial Credits, and any earnings thereon, credited to a Participant. Compensation Credits other than the Initial Credit described in Section 4.1 shall be credited to a Participant's Account as of the last day of the Plan Year to which they relate, or, if the Participant dies or elects to commence distribution of his or her Account prior to such last day, at such time as the Committee shall direct.

6.2. INVESTMENT OF ACCOUNTS. Amounts credited to a Participant's Account will be adjusted as of the last day of each Plan Year (beginning July 31, 1998) to the same extent that an equal amount would be adjusted if it was part of the Participant's Pension Account Balance for the Plan Year.

6.3. CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's bookkeeping account any payments made to the Participant or the Participant's Beneficiary in accordance with Section 5.

                                    SECTION 7

                                     FUNDING

7.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

7.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.

                                    SECTION 8

                             FORFEITURE OF BENEFITS

All unpaid benefits under this Plan shall be permanently forfeited if the Committee determines that the Participant, either before or after the Participant's Termination of Employment or Disability, or before the Participant's death:

     (a) engaged in criminal or fraudulent conduct resulting in a hardship to the Company or an Affiliate; or

     (b) breached the Participant's written employment agreement with the Company or an Affiliate.

                                    SECTION 9

                                 ADMINISTRATION

9.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests. Except where necessary to comply with applicable corporate or securities law, or applicable rules of the New York Stock Exchange (e.g., with respect to executive officers), the Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the committee or employees of the Company, such functions assigned to the Committee hereunder as it may from time to time deem advisable. Until withdrawn or redelegated by the Committee, all of the Committee's delegable power and authority under this Section 9.1 shall be deemed delegated to the Company's Vice President in charge of executive compensation, excluding only the power and authority to act in such a way as would materially increase the cost of the Plan.

9.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

9.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

9.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

9.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 9.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

     9.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

     (a)  the specific reasons for the denial,

     (b) the specific references to the pertinent provisions of this Plan on which the denial is based,

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

     (d) an explanation of the claims review procedure set forth in this Section.

     9.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

     9.5.3. GENERAL RULES.

     (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

     (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

     (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

     (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

     (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

     (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

9.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

          (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

          (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

          (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same.

9.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

9.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 10

                                  MISCELLANEOUS

10.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

10.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. The Participant shall not be liable for any tax withholding.

10.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

10.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

10.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both by action of the Committee. The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4 in any manner that reduces the amount of such benefits or alters the effect of any Participant election previously filed with the Company. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.

10.7. RULES OF INTERPRETATION. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.